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                                   EXHIBIT 23

We consent to the incorporation by reference and use of our report dated April 8, 2002, on the consolidated financial statements of Rurban Financial Corp. and Subsidiaries, which appears in Rurban Financial Corp.'s Form 10-K for the year ended December 31, 2001, in Rurban Financial Corp.'s Registration Statement on Form S-8 pertaining to the Rurban Financial Corp. Stock Option Plan.



                                      /s/ Crowe, Chizek and Company LLP
                                      ---------------------------------
                                      Crowe, Chizek and Company LLP


South Bend, Indiana
April 12, 2002